UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 9, 2007, the management of BlackRock, Inc. (“BlackRock”) determined that the Condensed Consolidated Statement of Cash Flows included in the financial statements of BlackRock as of and for the three-months ended March 31, 2007 included in BlackRock’s Form 10-Q for that period should no longer be relied upon with respect to the matters discussed below. BlackRock determined that approximately $190 million of cash flows related to non-controlling interests of consolidated investment funds (which primarily reflect funds acquired in the MLIM Transaction) had been erroneously classified as cash flows from operating activities instead of cash flows from financing activities on its Condensed Consolidated Statement of Cash Flows for the interim period ended March 31, 2007. This error had no effect on BlackRock’s financial condition, results of operations or margins.

Management has discussed this matter with Deloitte & Touche LLP, its independent registered public accounting firm.

BlackRock intends to file an amended Form 10-Q for the interim period ended March 31, 2007 as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc. (Registrant)

By:	/S/ PAUL L. AUDET
Paul L. Audet Managing Director and Acting Chief Financial Officer

Date: August 10, 2007